 Exhibit 99.1

Senmiao Technology Reports Fiscal 2022 First Quarter Financial Results

CHENGDU, China, August 16, 2021 -- Senmiao Technology Limited (“Senmiao”) (NASDAQ: AIHS), a provider of automobile transaction and related services targeting the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced financial results for its fiscal 2022 first quarter ended June 30, 2021.

Fiscal 2022 First Quarter Financial and Operating Highlights

•	Total revenues of $1.9 million, an increase of approximately 61% from $1.1 million in the prior-year period, primarily as a result of increased operating lease revenues from automobile rentals as Senmiao has shifted its focus to this business in direct response to the COVID-19 pandemic.
•	Net loss from continuing operations of $7.4 million, compared with $2.3 million from the prior-year period, primarily due to increased cost of revenue, operating expenses and other expense related to the development and services provided on Senmiao’s new online ride-hailing platform.
•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to June 30, 2021, 10.5 million rides were completed through the platform with fares paid by riders totaling $31.4 million.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “Our online ride-hailing platform continued to ramp its growth since its launch in last October. We achieved 61% growth on the top line during the fiscal 2022 first quarter, primarily driven by increased operating lease revenues from automobile rentals, which accounted for the majority of our total revenues. During the period, we were pleased to see the public health situation continue to improve in a post-pandemic recovery. We anticipate operating lease revenues from automobile rentals will continue to account for most of our revenues with our online ride-hailing platform services making steady contributions over the next 12 months.”

Mr. Wen continued, “We feel there is a natural symmetry where Senmiao can leverage our online ride-hailing platform and improve utilization of automobiles under our operating leases. This year, we launched the platform in Guangzhou, China’s third-largest city, in late March, as well as in the smaller cities of Nanchong and Panzhihua in June. As a result of our expansions into new cities and valued partnerships, approximately 6 million rides have been completed using Senmiao’s platform, generating gross fares of approximately $18 million, during the three months ended June 30, 2021.”

“We remain confident in the long-term prospects of the online ride-hailing industry despite some setbacks caused by recent COVID-19 resurgences in Guangzhou and Chengdu, which resulted in local governments implementing travel restrictions and lockdowns. We continue to deepen our relationships with our key industry partners and anticipate further expansion into more cities in China this year. We believe the acceleration of our platform’s growth will benefit the automobile rentals business as more individuals look to transition into ride-hailing as a profession. We look forward to supporting a growing population of ride-hailing drivers as the industry continues to expand across the country.”

Financial Review

Revenues

Total revenues were $1.9 million for the fiscal first quarter ended June 30, 2021, an increase of 61% from $1.1 million in the prior-year period. The increase was largely due to increased operating lease revenues from Senmiao’s automobile rental business, which was partially offset by lack of revenue contributions from automobile sales and facilitation of automobile transaction and financing during the period.

Cost of Revenues

Cost of revenues increased to $3.8 million for the fiscal first quarter ended June 30, 2021, compared to $0.8 million in the prior fiscal year, primarily due to a $1.4 million increase in cost of automobiles under operating leases and a $1.9 million increase in direct expense and technical service fees related to Senmiao’s online ride-hailing platform, as a result of the commencement and expansion of those two businesses.

Gross Profit (Loss)

Gross loss was $1.9 million for the fiscal first quarter ended June 30, 2021, compared to gross profit of $0.3 million in the prior-year period, due to the decreased number of automobiles sold and facilitated new automobile purchases. Senmiao has focused on operating leases to mitigate the impact of the return of automobiles by a substantial number of drivers and the intense competition in the online ride-hailing market in Chengdu and Changsha since 2020. As noted above, Senmiao incurred increased cost of revenues related to the launch of its online ride-hailing platform. It also paid additional cash incentives to attract drivers to its platform.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased to $3.7 million for the fiscal first quarter ended June 30, 2021, compared to $2.0 million in the prior-year period. The increase was mainly attributable to a $0.7 million increase in salary and employee benefits as Senmiao’s employee headcount increased from 179 to 347, a $0.8 million increase in advertising and promotion expenses for online ride-hailing platform services, and a $0.4 million increase for office expenses, professional service fees such as financial, legal and market consulting, and other miscellaneous expenses, partially offset by a $0.3 million decrease in amortization of automobiles that were rendered to Senmiao but have not been sub-leased as Senmiao leased more automobiles during this quarter than in the prior-year period.

Net Loss

Net loss from Senmiao’s continuing operations for the fiscal first quarter ended June 30, 2021, was $7.4 million, compared to $2.3 million in the prior-year period, which was primarily the result of the increased cost of revenues and increased selling, general and administrative expenses mentioned above, as well as a $1.1 million decrease in change in fair value of derivative liabilities related to warrants issued in Senmiao’s most recent registered direct offering.

Loss per Share

Loss per share for continuing operations was approximately $0.12 based on a weighted average number of basic and diluted common stock of 52.7 million, compared to approximately $0.07 based on a weighted average number of basic and diluted common stock of 29.0 million.

Financial Position

As of June 30, 2021, Senmiao had cash and cash equivalents of $4.0 million, compared to $4.4 million as of March 31, 2021. The Company’s business is capital intensive, and management is taking steps to alleviate the working capital deficit.

Further information regarding Senmiao's results of operations for the quarter ended June 30, 2021 can be found in Senmiao's website, which will be filed with the Securities and Exchange Commission.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. The Company routinely provides important information on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including statements concerning the development of Senmiao's automobile transaction, financing, rental and related services and online ride-hailing platform, the Chinese ride-hailing and automobile financial leasing markets, Senmiao's plans, objectives, goals, strategies, and performance, and the impact of COVID-19 on Senmiao's business), as well as the assumptions such statements and other statements that are not statements of historical facts are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:
The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Lucy Ma, Associate
(212) 836-9606	+86 10 5661 7012
aprior@equityny.com	lma@equityny.com

© 2021 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	June 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash, and cash equivalents	$4,037,518	$4,448,075
Accounts receivable, net, current portion	1,284,226	1,437,195
Inventories	255,954	127,933
Finance lease receivables, net, current portion	501,482	541,605
Prepayments, other receivables and other assets, net	4,560,491	3,905,278
Due from related parties	38,333	39,572
Current assets - discontinued operations	54,255	393,348
Total current assets	10,732,259	10,893,006

Property and equipment, net
Property and equipment, net	5,574,939	3,700,147
Property and equipment, net - discontinued operations	—	5,592
Total property and equipment, net	5,574,939	3,705,739

Other assets

Operating lease right-of-use assets, net	452,035	499,221
Operating lease right-of-use assets, net, related parties	718,804	580,367
Financing lease right-of-use assets, net	3,889,841	4,778,772
Intangible assets, net	935,122	968,131
Goodwill	—	135,388
Accounts receivable, net, noncurrent	111,591	269,183
Finance lease receivables, net, noncurrent	337,885	473,472
Total other assets	6,445,278	7,704,534

Total assets	$22,752,476	$22,303,279

LIABILITIES AND EQUITY （DEFICIENCY）
Current liabilities
Borrowings from financial institutions	$451,742	$310,662
Accounts payable	184,113	44,769
Advances from customers	154,779	155,586
Income tax payable	17,666	17,408
Accrued expenses and other liabilities	8,704,888	6,655,592
Due to related parties and affiliates	485,301	352,827
Operating lease liabilities	112,977	209,644
Operating lease liabilities - related parties	410,582	243,726
Financing lease liabilities	5,195,122	5,172,943
Derivative liabilities	6,164,941	1,278,926
Current liabilities - discontinued operations	934,524	2,336,861
Total current liabilities	22,816,635	16,778,944

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	June 30, 2021	March 31, 2021
	(Unaudited)
Other liabilities
Borrowings from financial institutions, noncurrent	40,062	44,962
Operating lease liabilities, non-current	249,017	263,708
Operating lease liabilities, non-current - related parties	407,296	341,549
Financing lease liabilities, non-current	1,734,107	2,256,553
Deferred tax liability	45,659	44,993
Total other liabilities	2,476,141	2,951,765

Total liabilities	25,292,776	19,730,709

Commitments and contingencies

Stockholders’ equity (deficiency)
Common stock (par value $0.0001 per share, 100,000,000 shares authorized; 55,356,670 and 49,780,725 shares issued and outstanding at June 30, 2021 and March 31, 2021, respectively)	5,536	4,978
Additional paid-in capital	43,031,107	40,755,327
Accumulated deficit	(40,313,536)	(34,064,921)
Accumulated other comprehensive loss	(845,908)	(838,671)
Total Senmiao Technology Limited stockholders’ equity	1,877,199	5,856,713

Non-controlling interests	(4,417,499)	(3,284,143)

Total equity (deficiency)	(2,540,300)	2,572,570

Total liabilities and equity (deficiency)	$22,752,476	$22,303,279

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended
	June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Revenues	$1,850,075	$1,146,916
Cost of revenues	(3,779,346)	(800,256)
Gross profit (loss)	(1,929,271)	346,660

Operating expenses
Selling, general and administrative expenses	(3,683,277)	(1,960,425)
Provision for doubtful accounts, net of recovery	(45,553)	(128,612)
Impairments of long-lived assets and goodwill	(164,257)	—
Total operating expenses	(3,893,087)	(2,089,037)

Loss from operations	(5,822,358)	(1,742,377)

Other expense
Other expense, net	(56,659)	(6,076)
Interest expense	(14,696)	(20,648)
Interest expense on finance leases	(107,639)	(226,177)
Change in fair value of derivative liabilities	(1,369,284)	(282,980)
Total other expense, net	(1,548,278)	(535,881)

Loss before income taxes	(7,370,636)	(2,278,258)
Income tax expense	—	(6,272)
Net loss from continuing operations	(7,370,636)	(2,284,530)
Net loss from discontinued operations, net of applicable income taxes	—	(85,654)

Net loss	(7,370,636)	(2,370,184)
Net loss attributable to non-controlling interests from continuing operations	1,122,021	389,699

Net loss attributable to stockholders	$(6,248,615)	$(1,980,485)
Net loss	$(7,370,636)	$(2,370,184)

Other comprehensive income (loss)
Foreign currency translation adjustment	(18,572)	11,717
Comprehensive loss	(7,389,208)	(2,358,467)

less: Total comprehensive loss attributable to noncontrolling interests	(1,133,356)	(387,386)
Total comprehensive loss attributable to stockholders	$(6,255,852)	$(1,971,081)
Weighted average number of common stock
Basic and diluted	52,731,560	29,008,818

Loss per share – basic and diluted
Continuing operations	$(0.12)	$(0.07)

Loss per share -
Discontinued operations	$—	$(0.00)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended
	June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,370,636)	$(2,370,184)
Net loss from discontinued operations	—	(85,654)
Net loss from continuing operations	(7,370,636)	(2,284,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	211,588	58,085
Amortization of right-of-use assets	1,182,825	880,785
Amortization of intangible assets	37,340	20,814
Provision for doubtful accounts, net of recovery	45,553	128,612
Impairments of long-lived assets and goodwill	164,257	—
Change in fair value of derivative liabilities	1,369,284	282,980
Change in operating assets and liabilities
Accounts receivable	302,036	(94,912)
Inventories	(126,111)	(10,647)
Prepayments, other receivables and other assets	(1,186,463)	365,804
Finance lease receivables	190,695	(74,350)
Accounts payable	843,054	3,609
Advances from customers	(3,108)	42,437
Income tax payable	—	60
Accrued expenses and other liabilities	1,896,615	564,708
Operating lease liabilities	(118,341)	(81,842)
Operating lease liabilities - related parties	33,877	(18,502)
Net cash used in operating activities from continuing operations	(2,527,535)	(216,889)
Net cash (used in) provided by operating activities from discontinued operations	(1,107,924)	183,832
Net Cash Used in Operating Activities	(3,635,459)	(33,057)

Cash Flows from Investing Activities:
Purchases of property and equipment	(2,072,779)	(4,891)
Net cash used in investing activities from continuing operations	(2,072,779)	(4,891)
Net cash used in investing activities from discontinued operations	(1,395)	(70)
Net Cash Used in Investing Activities	(2,074,174)	(4,961)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in a registered direct public offering	5,771,053	—
Net proceeds from issuance of common stock upon warrants exercised	22,015	—
Borrowings from financial institution	258,001	122,406
Loan to related party	(8,654)	(19,693)
Borrowings from related parties and affiliates	125,493	—
Repayments to related parties and affiliates	—	(4,155)
Repayments of current borrowings from financial institutions	(127,098)	(23,739)
Principal payments of finance lease liabilities	(718,648)	(376,670)
Net cash provided by (used in) financing activities from continuing operations	5,322,162	(301,851)
Net cash provided by financing activities from discontinued operations	—	7,233
Net Cash Provided by (Used in) Financing Activities	5,322,162	(294,618)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended
	June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Effect of exchange rate changes on cash and cash equivalents	(23,086)	10,239

Net decrease in cash and cash equivalents	(410,557)	(322,397)
Cash and cash equivalents, beginning of period	4,448,075	844,028
Cash and cash equivalents, end of period	4,037,518	521,631

Less: Cash and cash equivalents from discontinued operations	—	(5,033)
Cash and cash equivalents from continuing operations, end of period	$4,037,518	$516,598
Supplemental Cash Flow Information
Cash paid for interest expense	$14,696	$20,648
Cash paid for income tax	$—	$—
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$—	$1,780,027
Recognition of right-of-use assets and lease liabilities, related parties	$298,628	$—
Acquisition of equipment through prepayment and financing lease receivables offset	$—	$85,455
Allocation of fair value of derivative liabilities for issuance of common stock proceeds	$3,562,404	$—
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$45,674	$—